UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 21, 2020

CONNECTONE BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (201) 816-8900

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2020, ConnectOne Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on April 20, 2020, and as supplemented on May 11, 2020.

On March 27, 2020, the record date for the Annual Meeting, there were a total of 39,665,920 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 35,485,801 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the shareholders at the Annual Meeting, and the final voting results with respect to such proposals, were as follows:

Proposal 1: The election of twelve persons to serve as directors for one-year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Broker Non-Votes:

	For	Withheld	Broker Non-Votes
Frank Sorrentino III	25,834,449	833,211	8,818,141
Frank W. Baier	25,999,942	667,718	8,818,141
Alexander A. Bol	25,860,809	806,851	8,818,141
Stephen T. Boswell	26,022,180	645,480	8,818,141
Katherin Nukk-Freeman	25,819,184	848,476	8,818,141
Frank Huttle III	25,370,397	1,297,263	8,818,141
Michael Kempner	25,878,148	789,512	8,818,141
Nicholas Minoia	25,741,518	926,142	8,818,141
Joseph Parisi, Jr.	25,887,119	780,541	8,818,141
Daniel Rifkin	26,051,937	615,723	8,818,141
Mark Sokolich	26,058,992	608,668	8,818,141
William A. Thompson	25,647,840	1,019,820	8,818,141

Proposal 2: The non-binding resolution with respect to the compensation of the Company’s executive officers was adopted. The votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes are as follows:

FOR	AGAINST	ABSTENTIONS	Broker Non-Votes
25,562,113	615,500	490,047	8,818,141

Proposal 3: The amendment to the Restated Certificate of Incorporation of the Company to implement a majority voting standard for certain corporate actions, was approved. The number of votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes are as follows:

FOR	AGAINST	ABSTENTIONS	Broker NON-VOTES
26,561,965	84,964	20,731	8,818,141

Proposal 4: The amendment and restatement of the Company’s Certificate of Incorporation, so as to delete inapplicable legacy provisions, was approved. The number of votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes are as follows:

FOR	AGAINST	ABSTENTIONS	Broker Non-Votes
26,617,135	32,984	17,541	8,818,141

Proposal 5: The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2020 was approved. The number of votes For and Against with regard to this proposal, as well as the number of Abstentions was as follows:

FOR	AGAINST	ABSTENTIONS
35,036,057	433,853	15,891

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.
3.1	Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 21, 2020	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer